                                                                    EXHIBIT 4.31

                             (FORM OF FACE OF DEBENTURE)

[IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.
   -------------------------
$
 ---------------------------
CUSIP No.
        -------------------

                          OKLAHOMA GAS AND ELECTRIC COMPANY

                         ____% JUNIOR SUBORDINATED DEBENTURE
                                       DUE 2037

OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ______________ Dollars ($_________) on ___________, __________, and to pay interest on said principal sum from
____________, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1997, at the rate of ____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly period for which interest is computed, interest shall be computed on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the fifteenth day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused thiS instrument to be executed.



Dated:
      ---------------------------
                                       OKLAHOMA GAS AND ELECTRIC COMPANY


                                       By:
                                            -----------------------------
                                       Name:
                                       Title:

Attest:


By:
   ----------------------------
Name:
Title:

                       (FORM OF CERTIFICATE OF AUTHENTICATION)

                            CERTIFICATE OF AUTHENTICATION

This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.


By:                                         By:
   ---------------------------                  -------------------------
   as Trustee                                  as Authentication Agent


                                          or


By:                                         By:
   ----------------------------                 -------------------------
   Authorized Signatory                        Authorized Signatory

                            (FORM OF REVERSE OF DEBENTURE)

This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of February __, 1997, duly executed and delivered between the Company and Bank of Oklahoma, National Association, as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of February __, 1997, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

Except as provided in the next paragraph, the Debentures may not be redeemed by the Company prior to ____________, ________. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after ____________, ________ (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

If, at any time, a Tax Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event (as defined herein), there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even after the Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at that time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the Holders of the Preferred Securities, the Company or the Trust will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Debentures while the Trust is pursuing any such Ministerial Action.

"Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) interest payable to the Trust on the Debentures would not be deductible by the Company for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after ______________, 1997.

Any redemption pursuant to the occurrence of a Tax Event will be made upon not less than 30 days nor more than 60 days notice, at the Optional Redemption Price.

If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine the principal amount of such Debentures held by each beneficial holder thereof to be redeemed in accordance with its procedures.

In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with the interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing), and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to such Debentures or make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period; provided, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Debentures. The Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amount then due, the Company may commence a new Extended Interest Payment Period, subject to the above requirements.

As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in Oklahoma City and State of Oklahoma accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

[The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series (so issued) are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                      ARTICLE I.

                             ORIGINAL ISSUE OF DEBENTURES

    Section 1  Original Issue of Debentures.

Debentures in the aggregate principal amount of $51,547,500 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                      ARTICLE II.

                                    MISCELLANEOUS

    Section 2.1  Ratification of Indenture.

The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

    Section 2.2  Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

    Section 2.3  Governing Law.

This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of Oklahoma, and for all purposes shall be construed in accordance with the laws of said State.

    Section 2.4  Separability.

In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

    Section 2.5  Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                       OKLAHOMA GAS AND ELECTRIC COMPANY

                                       By:
                                          -------------------------------
                                       Name:     James R. Hatfield
                                       Title:    Treasurer

[Seal]
Attest:

By:
    ------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                                       BANK OF OKLAHOMA, NATIONAL ASSOCIATION,
                                       as Trustee

                                       By
                                         -------------------------------------
                                       Name:
                                       Title: